FOR IMMEDIATE RELEASE

ACS and Novell Launch Strategic Partnership

Partnership provides both organizations operational & technical efficiencies and market leading technology capabilities

DALLAS, Texas and WALTHAM, Mass. – May 28, 2009 – Affiliated Computer Services, Inc. (NYSE: ACS) and Novell, Inc. (Nasdaq: NOVL) today announced a strategic partnership to expand their core technical capabilities and suite of services. As part of the partnership, Novell will outsource part of its internal IT operations to ACS, which will also provide SAP consulting and applications development and maintenance system integration services as part of a $135 million, five-year contract. ACS will also partner with Novell to enhance its global data center operations and will purchase at least $30 million in Novell products during the first three years of the partnership.

The strategic partnership will enable both companies to go-to-market with solutions that leverage the leading edge, highly interoperable software Novell provides along with the substantial scale, scope and experience ACS offers in delivering IT services. As part of the agreement, ACS and Novell will each invest in joint engineering, technology, sales, and marketing initiatives. ACS will leverage Novell products to support the ACS Management Platform (AMP), the delivery platform for its portfolio of global IT outsourcing service offerings. ACS plans to enhance AMP with capabilities that support cloud computing, auto provisioning, and process automation. ACS will buy Novell technology in a number of areas including SUSE Linux Enterprise operating system, Platespin workload management, business service management, and identity and security solutions. In turn, Novell plans to enhance its solution portfolios by leveraging ACS’ experience with a large and diverse customer base.

“This is a significant partnership with one of the leading IT service providers in the world,” said Ron Hovsepian, president and CEO of Novell. “ACS will benefit from leveraging Novell solutions to provide data center services to its global clients, giving Novell a substantial new source of revenue and a new route to market. The IT outsourcing arrangement will also enable Novell to focus on its core business while giving the opportunity to substantially improve IT performance from both a financial and operational perspective.”

Under the IT outsourcing arrangement, ACS will transition the service delivery operations in Provo, Utah and an anticipated 156 employees within Novell’s Information Services & Technology group, including infrastructure and application development and maintenance services operations. ACS will also provide SAP consulting and systems integration services for Novell as part of Novell’s global enterprise SAP roll-out. Novell estimates that it will realize a significant cost savings on continuing IT related expenses over the five-year duration of the agreement.

“This partnership will offer key, go-to-market differentiators for both Novell and ACS,” said Lynn Blodgett, ACS president and CEO. “Two innovative technology enterprises are leveraging their capabilities to respond to their clients’ fluctuating business imperatives, enabling them to respond to their own customers’ demands quicker and to improve operational efficiency.”

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers the best engineered, most interoperable Linux* platform and a portfolio of integrated IT management software that helps customers around the world reduce cost, complexity and risk. With our infrastructure software and ecosystem of partnerships, Novell harmoniously integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

About ACS

ACS, a global FORTUNE 500 company with approximately 74,000 people supporting client operations reaching more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Learn more about ACS at www.acs-inc.com.

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Novell is a registered trademark of Novell, Inc. in the United States and other countries. *All third-party trademarks are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Affiliated Computer Services’ or Novell’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in each company’s Annual Report or Form 10-K for the most recently ended fiscal year.

Novell Press Contacts:
Ian Bruce	Gene Carozza
Novell	PAN Communications
781-464.8034	978-474-1900
ibruce@novell.com	novell@pancomm.com

ACS Investor Relations Contact:	ACS Press Contact:
Jon Puckett	Carol DeMatteo
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8110
jon.puckett@acs-inc.com	carol.dematteo@acs-inc.com